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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13D to which this Agreement is attached.

Dated: August 8, 2001

                                  TMF LIQUIDATING TRUST


                                  By: /s/ Michael R. Dorey, by Power of Attorney
                                     -------------------------------------------
                                     David Litman, Co-Trustee


                                  By: /s/ Michael R. Dorey, by Power of Attorney
                                     -------------------------------------------
                                     Robert Diener, Co-Trustee



                                  /s/ Michael R. Dorey, by Power of Attorney
                                  ----------------------------------------------
                                  David Litman



                                  /s/ Michael R. Dorey, by Power of Attorney
                                  ----------------------------------------------
                                  Robert Diener